-1-
                                       Exhibit (d) (v) under Form N-1A
                                       Exhibit (10) under Item 601/Reg. S-K

                                    Exhibit A

                              Managed Series Trust

     Federated Managed Aggressive Growth Fund, Federated Managed Growth Fund, Federated Managed Growth and Income Fund, and Federated Managed Income Fund

                              Sub-Advisory Contract


     For all services rendered by Sub-Adviser hereunder, Sub-Adviser shall receive from the Adviser an allocable portion of each Fund's investment advisory fee. Such allocation shall be based on the amount of foreign securities which Sub-Adviser is managing for each Fund. The Sub-Advisory Fee shall be accrued daily, and paid daily as set forth in the Primary Advisory Contract dated December 1, 1993.

      This Exhibit duly incorporates by reference the Sub-Advisory Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, and their corporate seals to be affixed hereto this 20th day of November, 1995.



ATTEST:                                    FEDERATED MANAGEMENT




/s/ Stephen A. Keen____________        By: /s/ William D. Dawson, III____
-------------------                        --------------------------
Stephen A. Keen                            William D. Dawson, III
Secretary                                  Vice President



                                           FEDERATED GLOBAL RESEARCH CORP.




/s/ Stephen A. Keen____________        By: /s/ Henry A. Frantzen___________
-------------------                        ---------------------
Stephen A. Keen                            Henry A. Frantzen
Secretary                                  Executive Vice President